PROVIDIAN FINANCIAL CORPORATION
Select Financial Data

                                             Six Months
                                               Ended                              Year Ended December 31
                                              June 30    -----------------------------------------------------------------------
(dollars in thousands)                         2000           1999          1998          1997          1996          1995
--------------------------------------------------------------------------------------------------------------------------------
a. Ratio of Earnings to Fixed Charges
INCLUDING INTEREST ON DEPOSITS:
  EARNINGS:
      Income before income taxes             $395,128     $  917,425      $490,563      $311,300      $257,251      $214,863
      Fixed charges                           431,242        460,588       254,006       187,843       192,536       160,183
                                        -------------------------------------------------------------------------------------

  Earnings, for computation purposes         $826,370     $1,378,013      $744,569      $499,143      $449,787      $375,046
                                        =====================================================================================

  FIXED CHARGES:
      Interest on borrowings                 $ 34,217     $   92,334      $ 42,931      $ 18,858      $ 49,208      $ 52,732
      Interest on deposits                    387,312        356,736       204,335       164,252       140,361       105,151
      Portion of rents representative
        of the interest factor                  9,713         11,518         6,740         4,733         2,967         2,300
                                        -------------------------------------------------------------------------------------

  Fixed charges, including interest
      on deposits, for computation
      purposes                               $431,242     $  460,588      $254,006      $187,843      $192,536      $160,183
                                        =====================================================================================

  Ratio of earnings to fixed charges,
      including interest on deposits             1.92           2.99          2.93          2.66          2.34          2.34

EXCLUDING INTEREST ON DEPOSITS:
  EARNINGS:
      Income before income taxes             $395,128     $  917,425      $490,563      $311,300      $257,251      $214,863
      Fixed charges                            43,930        103,852        49,671        23,591        52,175        55,032
                                        -------------------------------------------------------------------------------------

  Earnings, for computation purposes         $439,058     $1,021,277      $540,234      $334,891      $309,426      $269,895
                                        =====================================================================================

  FIXED CHARGES:
      Interest on borrowings                 $ 34,217     $   92,334      $ 42,931      $ 18,858      $ 49,208      $ 52,732
      Portion of rents representative
        of the interest factor                  9,713         11,518         6,740         4,733         2,967         2,300
                                        -------------------------------------------------------------------------------------

  Fixed charges, excluding interest on
      deposits, for computation
      purposes                               $ 43,930     $  103,852      $ 49,671      $ 23,591      $ 52,175      $ 55,032
                                        =====================================================================================

  Ratio of earnings to fixed charges,
      excluding interest on deposits             9.99           9.83         10.88         14.20          5.93          4.90

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

                                             Six Months
                                               Ended                              Year Ended December 31
                                              June 30    -----------------------------------------------------------------------
(dollars in thousands)                         2000           1999          1998          1997          1996          1995
--------------------------------------------------------------------------------------------------------------------------------
b. Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements
INCLUDING INTEREST ON DEPOSITS:
   EARNINGS:
       Income before income taxes            $395,128     $  917,425      $490,563      $311,300      $257,251      $214,863
       Fixed charges                          431,242        460,588       254,006       187,843       192,536       160,183
                                        -------------------------------------------------------------------------------------

   Earnings, for computation purposes        $826,370     $1,378,013      $744,569      $499,143      $449,787      $375,046
                                        =====================================================================================

   FIXED CHARGES AND PREFERRED STOCK:
       DIVIDEND REQUIREMENTS
       Interest on borrowings                $ 34,217     $   92,334      $ 42,931      $ 18,858      $ 49,208      $ 52,732
       Interest on deposits                   387,312        356,736       204,335       164,252       140,361       105,151
       Portion of rents representative
         of the interest factor                 9,713         11,518         6,740         4,733         2,967         2,300
                                        -------------------------------------------------------------------------------------
    Fixed charges, including interest
        on deposits, for computation
        purposes                             $431,242     $  460,588      $254,006      $187,843      $192,536      $160,183
   Preferred stock dividend requirements            -              -             -         1,636         7,397         7,397
                                        -------------------------------------------------------------------------------------

   Fixed charges and preferred stock
       dividend requirements, including
       interest on deposits, for
       computation purposes                  $431,242     $  460,588      $254,006      $189,479      $199,932      $167,580
                                        =====================================================================================

   Ratio of earnings to fixed charges
       and preferred stock dividend
       requirements, including interest
       on deposits                               1.92           2.99          2.93          2.63          2.25          2.24

EXCLUDING INTEREST ON DEPOSITS:
   EARNINGS:
       Income before income taxes            $395,128     $  917,425      $490,563      $311,300      $257,251      $214,863
       Fixed charges                           43,930        103,852        49,671        23,591        52,175        55,032
                                        -------------------------------------------------------------------------------------

   Earnings, for computation purposes        $439,058     $1,021,277      $540,234      $334,891      $309,426      $269,895
                                        =====================================================================================

   FIXED CHARGES AND PREFERRED STOCK:
       DIVIDEND REQUIREMENTS
       Interest on borrowings                $ 34,217     $   92,334      $ 42,931      $ 18,858      $ 49,208      $ 52,732
       Portion of rents representative
         of the interest factor                 9,713         11,518         6,740         4,733         2,967         2,300
                                        -------------------------------------------------------------------------------------
   Fixed charges, excluding interest
       on deposits, for
       computation purposes                  $ 43,930     $  103,852      $ 49,671      $ 23,591      $ 52,175      $ 55,032
   Preferred stock dividend
       requirements                                 -              -             -         1,636         7,397         7,397
                                        -------------------------------------------------------------------------------------

   Fixed charges and preferred stock
       dividend requirements, excluding
       interest on deposits, for
       computation purposes                  $ 43,930     $  103,852      $ 49,671      $ 25,227      $ 59,571      $ 62,429
                                        =====================================================================================

   Ratio of earnings to fixed charges
       and preferred stock dividend
       requirements, excluding interest
       on deposits                               9.99           9.83         10.88         13.28          5.19          4.32

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